Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (No. 333-                ) on Form S-1 of The ExOne Company of our report dated November 12, 2012 relating to the financial statements of The Ex One Company, LLC and Subsidiaries which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania

January 8, 2013